AMENDMENT
                                     TO THE
               AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT
                              DATED AUGUST 1, 2004
                             (ADOPTED MARCH 8, 2005)

As of February 10, 2005, the Amended and Restated Investment Advisory Agreement dated August 1, 2004 between Columbia Wanger Asset Management, L.P. and Columbia
Acorn Trust (the "Trust") is hereby amended to reduce the rates at which fees are payable thereunder with respect to certain series of the Trust to the rates indicated on Schedule A hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of March 8, 2005.

COLUMBIA ACORN TRUST

On behalf of each series listed on Schedule A hereto

         By:      /s/ Charles McQuaid
            -----------------------------------------

         Title:   President
               --------------------------------------


COLUMBIA WANGER ASSET MANAGEMENT, L.P.

         By: WAM Acquisition GP, Inc., Its General Partner

         By:      /s/ Bruce H. Lauer
            -----------------------------------------

         Title:   Senior Vice President
               --------------------------------------


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

                                   Schedule A


----------------------------------------------- ------------------------ -------------------------------------------
Name of Fund                                    Annual Fee               Net Assets
                                                Rate
----------------------------------------------- ------------------------ -------------------------------------------
Columbia Acorn Fund                             0.740%                   Up to $700 million
                                                0.690%                   $700 million to $2 billion
                                                0.640%                   $2 billion to $6 billion
                                                0.630%                   $6 billion and over
----------------------------------------------- ------------------------ -------------------------------------------
Columbia Acorn Select                           0.850%                   Up to $700 million
                                                0.800%                   $700 million and over
----------------------------------------------- ------------------------ -------------------------------------------
Columbia Acorn USA                              0.940%                   Up to $200 million
                                                0.890%                   $200 million and over
----------------------------------------------- ------------------------ -------------------------------------------
Columbia Acorn International                    1.190%                   Up to $100 million
                                                0.940%                   $100 million to $500 million
                                                0.740%                   $500 million and over
----------------------------------------------- ------------------------ -------------------------------------------
Columbia Acorn International Select             0.940%                   N/A
----------------------------------------------- ------------------------ -------------------------------------------
